Consent of Independent Auditors



The Board of Directors
Dynex Securities Corporation


We consent to incorporation by reference in the registration statement (No. 33-84846) on Form S-3 of Dynex Securities Corporation of our report dated March 26, 1997, relating to the balance sheets of Dynex Securities Corporation as of December 31, 1996 and 1995, which report appears in the December 31, 1996 Form 10-K of Dynex Securities Corporation.


                                                    KPMG PEAT MARWICK LLP



Richmond, Virginia
March 31, 1997